Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Ceres Group, Inc. (the “Company”) certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2004	By:	/s/ Thomas J. Kilian
Thomas J. Kilian
President and Chief Executive Officer

Date: November 9, 2004	By:	/s/ David I. Vickers
David I. Vickers
Executive Vice President and Chief Financial Officer

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.